UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2015

TEAM, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 26, 2015, we entered into the First Amendment to the Amended and Restated Put/Call Option Agreement (the “First Amendment”) with  the Class B Shareholders of TQ Acquisition, Inc. (“Put-Call Option Agreement”).   On November 1, 2010, as partial consideration for their respective Membership Interests in Quest Integrity Group, LLC, the Class B Stockholders received Class B common stock of TQ Acquisition, Inc. (the “Class B Stock”) which represents 5.0% of the issued and outstanding capital stock of TQ Acquisition, Inc. and entered into the Put/Call Option Agreement with Team, Inc., which provides for the issuance of restricted shares of Team common stock in the event either Team calls the Class B Stock for redemption or the Class B Stockholders put the Class B Stock to Team for purchase.  The First Amendment permits, solely in the event Team calls the Class B Stock for redemption, the Class B Stockholders to elect to receive cash, Team common stock or a combination of cash and Team common stockfor their shares of Class B Stock.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits. The following exhibit is furnished as part of Item 1.01 of this Current Report on Form 8-K:

Exhibit number	Description

10.1	First Amendment to the Amended and Restated Put/Call Option Agreement dated May 26, 2015 by and between Team, Inc. and the Class B Stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By: /s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Administration, Chief Legal Officer & Secretary

Dated: May 27, 2015